CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Variable Income Trust – Western Asset Variable Global High Yield Bond Portfolio (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2019 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Variable Income Trust -	Legg Mason Partners Variable Income Trust –
Western Asset Variable Global High Yield Bond Portfolio	Western Asset Variable Global High Yield Bond Portfolio

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci

Date: March 2, 2020	Date: March 2, 2020

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.